Exhibit 23a


            Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of:

          i.   our report dated March 1, 1996 included in VSE
               Corporation's Form 10-K for the year ended December 31,
               1995; and

          ii.  our report dated March 12, 1996 included in VSE
               Corporation Employee ESOP/401(k) Plan's Form 11-K for the year ended December 27, 1995.

We also consent to all references to our Firm included in this registration statement.

                                                    /s/  Arthur Andersen LLP

Washington, D.C.,
  October 31, 1996